UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CSX Corporation

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On Friday, May 19, 2017, CSX filed a Form 8-K that included the following text:

On May 17, 2017, the Wall Street Journal published a story related to the health of E. Hunter Harrison, Chief Executive Officer and President of CSX Corporation. In an interview, Mr. Harrison told the Wall Street Journal, “I’m having a ball and I’m running on so much adrenaline that no one can stop me.” He also said, “Don’t judge me by my medical record, judge me by my performance.” Further, Mr. Harrison said, “There are times when I get a little shortness of breath so I take oxygen and it helps. Sometimes I get a cough and the oxygen makes it go away.”

CSX said “In the absence of performance questions, as a matter of policy we do not comment on health related matters of any CSX executive.” CSX further said Mr. Harrison “has been and continues to be actively and deeply involved on a daily basis.”